Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 of Parkway Acquisition Corp. of our report dated March 8, 2016, relating to our audits of the consolidated financial statements of Grayson Bankshares, Inc. and its subsidiary as of December 31, 2015 and 2014 and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Elliott Davis Decosimo, PLLC

Charlotte, North Carolina

March 8, 2016